PROMISSORY NOTE

                                                              August 25, 2000
                                                              New York, New York

                 FOR VALUE RECEIVED, The Interpublic Group of Companies, Inc. (the "Borrower") promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office, 270 Park Avenue, New York, New York 10017 (the "Principal Office"), for the account of the Lending Office (as hereinafter defined), the principal amount of each loan (a "Loan") made pursuant to the Letter Agreement (as defined in Section 2), which may be endorsed on the schedule attached hereto and made a part hereof (including any continuations, the "Schedule") on the maturity date of such Loan as shown on the Schedule, and to pay interest on the unpaid balance of the principal amount of such Loan from and including the date of such Loan (as shown on the Schedule) to such maturity date at a rate per annum equal to the sum of (a) the Margin (as defined below) plus (b)(i) a variable rate equal to: the higher of (x) the Federal Funds Rate (as defined below) plus 1/2 of 1% and (y) the Prime Rate (as defined below)(such higher rate being the "Alternate Base Rate" and such Loan an "Alternate Base Rate Loan"); (ii) the Eurodollar Rate (as defined below) applicable to such Loan (such Loan a "Eurodollar Loan") or (iii) the Money Market Rate (as defined below) applicable to such Loan (such Loan a "Money Market Loan"). Any principal and (to the extent permitted by law) interest not paid when due shall bear interest from the date when due until paid in full at a rate per annum equal to the Default Rate (as defined below). Interest shall be payable on the relevant Interest Payment Date (as defined below). Interest shall be calculated on the basis of a year of 365 or 366 days (in the case of Alternate Base Rate Loans) and 360 days (in the case of Eurodollar Loans and Money Market Loans) and, in each case, for the actual days elapsed. All payments hereunder shall be made in lawful money of the United States and in immediately available funds without set-off or counterclaim. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a day that is not a Banking Day (as defined below) shall be included in the computation of interest. The date, and Interest Periods (as defined in the Letter Agreement) of, and the interest rates with respect to, the Loans and any payments of principal shall be recorded by the Bank on its books and prior to any transfer of this Note (or, at the discretion of the Bank, at any other time) endorsed by the Bank on the Schedule, which shall be PRIMA FACIE evidence of the information set forth therein; provided, HOWEVER, that the Bank's failure to endorse the Schedule shall not affect the Borrower's obligations hereunder.

                 1. CERTAIN DEFINITIONS. Terms defined in the Letter Agreement are used herein as therein defined. As used herein, the following terms shall have the corresponding meanings:

                 (a) "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "LIBOR Rate" or refers to the Eurodollar Rate, which is also a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.
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                 (b)  "Default  Rate"  means,  in respect of any amount not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to: (a) if an Alternate Base Rate Loan, a floating rate 2% above the rate of interest thereon (including any Margin); or
(b) if a Eurodollar Loan or Money Market Loan, a fixed rate 2% above the rate of interest in effect thereon (including any Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a floating rate 2% above the Alternate Base Rate (including any Margin).

                 (c) "Eurodollar Rate" means (i) the LIBOR Rate divided by (ii) 1 minus the Reserve Requirement.

                 (d) "Federal  Funds Rate" means,  for any day,  with respect to
(a) an Alternate Base Rate Loan (i) for the first day of such Loan, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately the time the Borrower requests an Alternate Base Rate Loan on such day, and (ii) for each day thereafter that such Loan is outstanding, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately 2:00 p.m., New York City time; and (b) any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable amount are offered by the Bank in the Federal funds market at approximately 2:00 p.m., New York City time.

                 (e) "Interest Payment Date" means (i) for any Alternate Base Rate Loan, the last day of each calendar quarter; (ii) for any Eurodollar Loan or Money Market Loan, the last day of the Interest Period for such Loan; (iii) for any amount accruing interest at the Default Rate, on demand; and (iv) for any Loan, upon maturity and any repayment or prepayment thereof.

                 (f) "Lending Office" means the Principal Office or such other office (or affiliate) as the Bank may from time to time specify.

                 (g) "LIBOR Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of an Interest Period (as defined in the Letter Agreement) during which the Eurodollar Rate will accrue for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Eurodollar Loan and in an amount comparable to the principal amount of such Eurodollar Loan.

                 (h) "Money Market Rate" means, with respect to any Money Market Loan, the rate per annum as the Bank may offer, and the Borrower shall accept, with respect to such Money Market Loan.

                 (i) "Margin" means, for any day, (a) 0%, with respect to an Alternate Base Rate Loan or Money Market Loan and (b) .40%, with respect to a Eurodollar Loan.

                 (j) "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at the Principal Office; each such change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                 (k) "Regulatory Change" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) applicable to the Bank or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 (l) "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Eurodollar Loan under Regulation D of the Board of Governors of the Federal Reserve System by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System).

                 2.  RELATED  LETTER  AGREEMENT.  Loans  evidenced   hereby  are
made pursuant to that certain letter agreement dated August 25, 2000 between the Bank and the Borrower (the "Letter Agreement").

                 3. ADDITIONAL COSTS. If as a result of any Regulatory Change, the Bank determines that the cost to the Bank of making or maintaining any Eurodollar Loan evidenced hereby is increased, or any amount received or receivable by the Bank hereunder is reduced, or the Bank is required to make any payment in connection with any transaction contemplated hereby, then the Borrower shall pay to the Bank on demand such additional amount or amounts as the Bank determines will compensate the Bank for such increased cost, reduction or payment, which demand shall set forth in reasonable detail the calculation of such additional amounts. The demand by the Bank of such amounts shall constitute PRIMA FACIE evidence of such amounts.

                 4. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

                 (a) the Borrower shall: (i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay interest on the Note or any other amount due hereunder or under the Letter Agreement as and when due and payable and such failure shall continue for five Banking Days;

                 (b) any representation or warranty made by the Borrower in this Note or the Letter Agreement (this Note and the Letter Agreement are collectively referred to as the "Facility Documents") or which is contained in any certificate, financial statement or other document furnished pursuant to any Facility Document shall prove to have been incorrect in any material respect on or as of the date made;

                 (c)(i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e) or (h), 5.02(a),
(b) or (d) or 5.03 of the Syndicated Agreement, in each case as Incorporated by Reference in Section 10 of the Letter Agreement; (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) of the Syndicated Agreement, as Incorporated by Reference in Section 10 of the Letter Agreement, if such failure remains unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Bank; or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in the Letter Agreement or this Note on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank; or

                 (d)  an  Event  of  Default  (as  defined  in  the   Syndicated
Agreement)  (other than Section  6.01(a),  Section  6.01(b),  Section 6.01(c) or
Section 6.01(i)) shall occur and be continuing.

                 If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of this Note, all interest thereon and all other amounts payable under the Letter Agreement and this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default arising pursuant to Section 4(d) relating to the occurrence of any Event of Default (as defined in the Syndicated Agreement) arising pursuant to Section 6.01(e) of the Syndicated Agreement, the Commitment shall be immediately terminated, and this Note, all interest thereon and all other amounts payable under the Letter Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 5. MISCELLANEOUS. (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note and (b) this Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.



                                        By /s/ STEVEN BERNS
                                          -------------------------------------
                                           Name: STEVEN BERNS
                                           Title: Vice President & Treasure
        loan number      maturity    amount of      balance       notation
        amount and       date of     payment and    remaining     made
date    interest rate    loan        loan number    unpaid        by
----    -------------    -------     -----------    ---------     --------